                                                                     EXHIBIT 1.6

                                               CONFIDENTIAL TREATMENT REQUESTED
                                               BY HALLIBURTON COMPANY


                 PES TECHNOLOGY TRANSFER AND DEVELOPMENT PLAN



Background

This document has been drafted to describe the most relevant aspects of technology development that can be identified at this time and to define performance targets relating to technology development and transfer. The projects and deliverables will be broken into two development plans, 0-18 months, followed by a second from 18-36 months. The plan will be used to assess performance for "B" type bonus scheme participants and to provide a mechanism for the acceleration of the third share release.

Mechanics of the Bonus Program

1. The award will be based on achieving a given number of milestones in the given timeframe on a sliding scale. (See enclosed table)

2. The ability to move the milestones from time period 1 to time period 2, and vice versa, or the ability to add and delete projects will be based on business needs. The ability to change milestones is subject to PES management team recommendation & HES management approval. Changes to the plan agreed to by PES/HES will be documented in an addendum to the plan. Any impact to the bonus structure would also be reviewed and agreed to at that time.

3. Total incentive = 100% annual base pay, with 40% guaranteed and 60% based on performance. A maximum of fifty percent of the total award is available for the 0-18 month development plan, and fifty percent is available for the 18-36 month development plan. The award will be made not earlier than 15 months from date of closing (provided all tech plan components are completed) nor later than the end of the first 18-month time period. The second award will be made at the completion of 18-36 month tech plan, not to be earlier than15 months from date of the first award nor later than 36 months from date of closing. The second award can only be made early in the event that all incomplete items from the 0-18 month plan are achieved, unless the PES management team and the HES management team agree to drop them.

4. Incentives not awarded due to less than maximum awards being made will revert to HES.

5. Development Plan for 18-36 month projects to be developed within first 12-18 months by PES management team recommendation & HES management approval.


                 PES TECHNOLOGY TRANSFER AND DEVELOPMENT PLAN

                                                CONFIDENTIAL TREATMENT REQUESTED
                                                BY HALLIBURTON COMPANY


6. Scheme is intended as a retention method for key employees employed at the time of closing (reference category type B personnel previously identified). It is not intended for hiring of new employees, however, it would be possible to put new recruits on the program based on pro rating dependent on entry time and subject to HES management approval.

7. HES employees involved with or transferred to PES will not participate in the PES scheme. They will participate in the appropriate Halliburton incentive scheme.

Early third share release: Release of the third tranche will be made at the same time as the second award of the Technology Transfer & Development Plan. As stated above, the second award will be made at the completion of the 18-36 month Technology Transfer & Development Plan, not to be earlier than 15 months from the date of the first award nor later than 36 months from closing.


First Time Period Development Plan (0-18 Months)

These Projects are divided into three categories. Two categories are for technology/development projects from each of the SmartWell and Completion & Intervention product groups, the other is for system and process projects. These projects are to be completed in the first 18-month timeframe. The table below provides a basis for the bonus payments to be awarded.



                                    Guaranteed                                Performance
 ....................................................................................................................
                                         40%        50%        60%        70%         80%        90%        100%
 ....................................................................................................................
Technology/Development Projects:
SmartWells Completed                     0-2         4          6          8           9         10          11
 ....................................................................................................................
Technology/development projects:
Completion (non SmartWell) &              0          1         --          2          --          3         4 or
intervention completed                                                                                      more
 ....................................................................................................................
System & Process Projects Completed      0-2         3          4          5           6          7          8
 ....................................................................................................................

The award percentage is determined by the lesser number of projects completed from the three categories. i.e. if 11 SmartWell projects were completed and 4 non SmartWell but only 5 system projects completed in the first 18 months, the award percentage would be 70% of the maximum allowable award.


                 PES TECHNOLOGY TRANSFER AND DEVELOPMENT PLAN

                                                CONFIDENTIAL TREATMENT REQUESTED
                                                BY HALLIBURTON COMPANY


For technology/development projects for Completion and Intervention Business Unit, Project Numbers 1, 2 and 3 must be completed. The fourth project can be selected based on business unit priority. It is recognized, during completion of Project #1, other Projects may be identified as higher priority. The development plan to be put forward and approved by management can be used to reassess the 4 projects for this group to work on. If there is a need to change, this plan will be amended accordingly.

Technology/Development Projects and Systems and Process Projects are defined below.



A.       Technology/Development Projects: SmartWells


XXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXX

The highest priority shall be given to this area of technology development at the time of this writing. This is based on the fact that short-term business plans are heavily biased toward effective adoption XXXXXXXXXXX by leading clients. This topic area includes all efforts to improve XXXXXXXXXXXXXX XX systems with the existing functionality. It is recognized that most resulting learning will be directly applied to other systems. By its nature, the concept of continuous improvement means that this task will never be completed. This is especially true when considering goals for lifetime operations of 10-20 years. However a few short-term milestones XXXXXXXXXXXXXX are identified along with estimated time frames below:

1. XXXXXXXXXXX Valves - Complete qualification of the XXXXXXXXXXXXXXXX XXXXXX valve. All actions identified in recent Failure Mode Effect and Criticality Analysis (FMECA) to be effectively completed. Long term immersion test program to be initiated. (6months) Deemed complete at the successful completion of long term XXXXXXXXXXXXXXXXXXXXXXX testing.

2. XXXXXXXXXXXXXXXXXX - Complete a critical detailed review of the existing XXXXXXXXXXXXXXXXXXX system. XXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXX. Develop the system with improved performance against the elements of the qualification program that can be evaluated through accelerated testing. XXXXXXXXXXXXXXXXXXXXXXX. Long-term test program to be initiated. XXXXXXXXXXX. Deemed complete at successful completion of long term test program.

                           PES TECHNOLOGY TRANSFER AND DEVELOPMENT PLAN

                                                CONFIDENTIAL TREATMENT REQUESTED
                                                BY HALLIBURTON COMPANY


3.       XXXXXXXXXXXXXXXXXXXXXXXXX

                  Development of the XXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXX XXXXXXXXXXXXX Electronics - Complete prototype development including functionality verification.

                  Perform accelerated life testing programs sufficient to demonstrate and quantify improved lifetime performance XXXXXXXXXXXXXXXXXXXXXXXXXXX.
                  XXXXXXXXXXXXXXX.  Produce summary report.

         Initiate XXXXXXXXXXXXXXXXXXX test program. Test population to be provided by building extra samples XXXXXXXXXXXXXXX.

4. Long Term XXXXXXXXXXX Test - Successful completion of a XXXXXXXXX system test program. Test program XXXX to be sufficient to establish confidence XXXX XXXXXX by key customers. Several opportunities are planned which could satisfy this goal including the testing underway at HES Carrollton XXXXXXXXXXXXXX. Testing needs to be performed XXXXXXXXXXXXXXXXXXXXXXXXXXXXXXX XXXXXXX as part of fully integrated long term system testing with all major components. Deemed complete when test have been successfully completed and results documented in engineering reports.

5. XXXXX - Several other areas of the system will undergo analysis and further development, XXXXXX. Specific program goals will be established for completion in the 6-18 month time frame. Note that the review process may identify other aspects, not listed, which may be targeted as higher priority.

         .        XXXXXXXXXXXXXX
         .        XXXXXXXXXXXXXX
         .        XXXXXXXXXXXXXX
         .        XXXXXXXXXXXXXX
         .        Dynamic Seals
         .        Instrument Wire
         .        XXXXXXXXXXXXXX
         .        XXXXXXXXXXXXXX

Step 1) Review to establish program deliverables (6 months);
Step 2) Achievement of specific goals identified in the 6-18 month period as per the program deliverables defined in Step 1 above.

                 PES TECHNOLOGY TRANSFER AND DEVELOPMENT PLAN

                                                CONFIDENTIAL TREATMENT REQUESTED
                                                 BY HALLIBURTON COMPANY


6.       XXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXX
         XXXXXXXXXXXXXXXXXXXXXXXXXXXX


7. XXXXXXXXXXXXXX It should be noted that several remote control systems XXXXXXXXXXXXXX have already been deployed by PES.XXXXXXXXXXXXXX . While significant work can be expected to provide these systems in different sizes and packages, this will be driven by application requirements. It is essential XXXXXXXXXXXXXX XXXXXXXXXXXXXX to ensure that the products are positioned effectively XXXXXXXXXXXXXX. Develop a Business Plan XXXXXXXXXXXXXX, complete with development plans and milestones. Prior to the development of the business plan it is understood that a methodology review for remote control of both HES and PES product offerings would be required. Areas to be discussed include XXXXXXXXXXXXXX XXXXXXXXXXXXXX third parties XXXXXXXXXXXXXX. Deemed complete when a completed business plan has been presented and approved by PES and HES management teams.

8. XXXXXXXXXXXXXX - Design, build and test XXXXXXXXXXXXXX XXXXXXXXXXXXXX system capable of operating at XXXXXXXXXXXXXX depth. Document and report results accurately describing operating parameters, control fluids and other relevant parameters. Further development of control module is likely to be curtailed following the above report as part of the overall XXXXXXXXXXXXXX offering XXXXXXXXXXXXXX. Deemed complete when prototype is built tested and documented.

9. XXXXXXXXXXXXXX - This is a system to provide XXXXXXXXXXXXXX control with a XXXXXXXXXXXXXX number of hydraulic control lines. Step 1) Complete the prototype qualification program. Step 2) Stage system for field deployment. Deemed complete when steps 1 and 2 are successfully completed.



                 PES TECHNOLOGY TRANSFER AND DEVELOPMENT PLAN

                                                CONFIDENTIAL TREATMENT REQUESTED
                                                BY HALLBURTON COMPANY



10. Create Development Plans for XXXXXXXXXXXXX Systems and integrate into business plan for 12-24 month execution. XXXXXXXXXXXXXXXXXXXXXXXXXXXXX XXXXXXXXXX XXXXXXXXXXXXX. Consideration should XXXXXXXXXXXXX be given to potential future trends in the industry XXXXXXXXXXXXX. Deemed complete when a completed business plan has been presented and approved by PES and HES management teams.

11.      Create Strategy, Development, and Implementation Plan on
         Communications XXXXXXXXXXXXX. Deemed complete when a completed business plan has been presented an approved by PES and HES management teams.

Note: All development projects require thorough reporting and documentation.

B.       Technology/Development Projects: Completion XXXXXXXXXXXXX Products

1. Review current and planned product & service offerings and current development plans, identify overlaps XXXXXXXXXXXXX, and rationalize same. Develop plan for product and service offerings and future development projects for Completion and Intervention Business for PES and HES management teams review and approval.

2. XXXXXXXXXXXXX Valve with XXXXXXXXXXXXX Control Line XXXXXXXXXXXXX - Develop XXXXXX Valve XXXXXX for string applications with XXXXXXX capability to accommodate Control Lines which will be used to XXXXXXXXXXXXX for XXXXXXXXXX monitoring. Deliverable - one working prototype tool available for field run.

3. XXXXXXXXXXX System for XXXXXXXXXX Control Line XXXXXXXXX - Develop a XXX system to provide XXXXXXXXXXX in applications in which XXX control lines will be used to control down-hole devices. XXXXXXXXXXXXX. Deliverable - working prototype system available for field run.

4. Advanced XXXXXXXXXXXXX Head. - Step 1) Finalize design specifications, build and test prototype tool. Step 2) complete one successful field run to prove system functionality.

5. Completion XXXXXXXXXX System - Design, build and test Completion XXXX System XXXXXXXXXXXXXXXX. System must be capable of competing with competitive XXXXXXXXXXXXX systems. Deliverable - one prototype tool available for field run.

                 PES TECHNOLOGY TRANSFER AND DEVELOPMENT PLAN

                                                CONFIDENTIAL TREATMENT REQUESTED
                                                BY HALLIBURTON COMPANY


6. HP/HT Packer XXXXXXXXXX - Complete test program to prove out mechanical design XXXXXXX for HP/HT Packer for XXXXXXXXXX. Complete system integration testing to qualify packer for XXXXXXXXXX. Deliverable - complete prototype testing and deliver 4 tools XXXXX.

7. XXXXXXXXXX Valve - Design build and test XXXXXXXXXXXXXXXXXXXX Valve, XXXXXXXXXX capable of being run at depths XXXXXXXXXX. Deliverable - one working prototype tool available for field run.

8. XXXXXXXXXX Setting Tool - Develop motorized setting tool capable of setting PES intervention plugs XXXXXXXXXX . Tool should be based on the design concept employed in the existing XXXX setting tool.
         Deliverable - complete at least one successful field run.

9. XXXXXXXX Anvil size 5" - Develop Anvil for XXXXXXXXXX, size 5". Deliverable one working prototype tool available for field run.

10. XXXXXXXXXX Safety Valve - Develop XXXXXXXXXXXXXXXXXXXX safety valve XXXXXXXXXX. Deliverable - one working prototype tool available for field run.

11. XXXXXXXXXX - Develop XXXXXXXXXX Plug for intervention applications capable of passing through 5 1/2" tubing XXXXXXXXXX. Deliverable one working prototype tool available for field run.

Note: All the above development projects require thorough reporting and documentation as well as the developed hardware.

C.       System and Process Projects

The following databases and standard ways of collecting and reporting information are to be implemented. Unless otherwise indicated, these relate to PES information generated at all PES engineering locations. To accomplish this most databases and applications will operate through the developing Virtual Private Network (VPN) being commissioned shortly. In order to effectively provide the tech transfer capability desired for HES, each item listed will be demonstrated as being completed when it can be accessed smoothly from a workstation in the HES Carrolton TX facility. This will require some IT cooperation between HES and PES to provide the VPN extension.


                 PES TECHNOLOGY TRANSFER AND DEVELOPMENT PLAN

                                                CONFIDENTIAL TREATMENT REQUESTED
                                                BY HALLIBURTON COMPANY


1. Specification Cross - References - A specification x- reference list will be prepared for proprietary standards that exist in both PES and HES. These standards include materials, coating, heat treating, and other standards. A process is to be put in place to ensure that integrity of the x-reference list is maintained on an ongoing basis. Both sets of specifications shall be made available on a real time basis in both PES and HES engineering locations, which will allow either organization to reference these as required. Deemed complete when all active specifications have a cross-reference to HES specifications or that there is no cross-reference applicable.

2. Development Test DataBase - This is a database to be created and maintained to allow access to existing and ongoing technical developments. Entries will be made summarizing all engineering test work. It should be noted that in some locations this information has been maintained in various electronic forms while in other locations, only lab book entries are available. Some previous lab book entries will be entered retrospectively. Deemed complete when 1) list is compiled of all development tests conducted to date & identifying those of significance to be entered into the system; and 2) entered into the database and accessible from HES workstation in Carrollton.

3. Commodity Number Database - This database is to contain an entry for every PES Assembly, Subassembly, and component. The database contains or provides the entry point to view or print all the application / performance related information on the PES product offering. Controlled and uncontrolled documents are accessible through links to entries in this database. Current Bill of Materials (BOM) s are also to be viewable through this application. Deemed complete when you can search and find all PES assemblies, subassemblies, and components through this application including reference to bills of material, application/performance information & controlled/uncontrolled documentation from HES Carrollton workstation.

4. Controlled Document Database - All PES engineering documents regardless of geographic location are to be viewable through directly through this database application. This database provides a detailed revision history for each document. Deemed complete when all global PES engineering documentation are loaded and viewable through HES Carrolton workstation.

5. Migration to a single Computer Aided Design/Computer Aided Engineering (CAD/CAE) system for mechanical drawings in all PES engineering locations which is compatible with HES systems. A PES group wide evaluation of systems has been undertaken and is about to be concluded. XXXXXXXXXXXX, it has been


                 PES TECHNOLOGY TRANSFER AND DEVELOPMENT PLAN

                                                CONFIDENTIAL TREATMENT REQUESTED
                                                By HALLIBURTON COMPANY


         determined that Solid Edge, the system in use at HES, can adequately meet the anticipated needs of PES. Deemed complete when all mechanical engineers and drafters have been trained on, have access to and uses Solid Works to complete engineering designs on all new projects.

Processes:
---------

6. Migration XXXXXXXXXXXX to a recognized standard. PES shall move to conformance to the Global Engineering Drafting Standards with minor exemptions to be noted in our drafting practice manual. Deemed complete when all mechanical engineers and drafters have been trained, have access to standards and are using them for all new drawings.

7. Dedicated Transfer Process and Staff: Both PES and HES will have assigned at least one full time employee on a full time basis to develop and execute the ongoing program to maximize the impact of PES within HES operations and vice versa. They will be tasked with developing the processes and execution in the following areas:

                  Identify opportunities for technology transfer on a product or technology basis.
                  Executing the transfer process.
                  Verifying that process is working effectively.
                  Successfully executing a pilot project.
                  Production of relevant Product Updates as currently produced by Global Advisors for various HES Product Service Lines
                  (PSL)s.
                  Providing content for Web Based access to PES products and vise versa via HALWORLD Intranet site.
                  Prepare an application guideline document on various
                  SmartWell system available and provide description of how each delivers value relative to others.
                  Business Development (BD) commercial strategies for the various approaches will be included.
                  Deemed complete when we have successfully executed a pilot project of technology transfer, regularly provide product updates, have PES products loaded on Halworld Intranet site, have completed application guideline document.

8. Familiarization training to be conducted in an appropriate form with relevant Global Advisors, Manufacturing Reps, and relevant technology personnel for various product segments as follows; Safety Valves, Packers, Intervention Systems, Flow Controls, and Control Systems. This is to stimulate peer to peer interaction and familiarity as well as


                 PES TECHNOLOGY TRANSFER AND DEVELOPMENT PLAN

                                                CONFIDENTIAL TREATMENT REQUESTED
                                                BY HALLIBURTON COMPANY


         specific information exchange. Initially two-day sessions for each focal group should be planned. Deemed complete when two-day sessions have been conducted for above product line topics.

Second Time Period Development Plan (18-36 Months)
These Projects are not as easily identifiable at this time due to not knowing precisely where the market will be in 18-36 months. As mentioned in the mechanics of the scheme at the beginning of this document, the PES management team will be responsible for documenting this portion of the plan during the first 12-18 month timeframe subject to HES management approval. However, the following projects are being considered for development and will be evaluated during the first 18 months in preparation for the second 18 months. These, or other suitable projects will be put forward for approval.

D.       Technology/development projects: SmartWells

1. XXXXXXXXXXX Sensors -XXXXXXXXXXX compatible XXXXXXXXXXX sensor available to the industry. Approaches include building new tool or completing XXXXXXXXXXX agreement XXXXXXXXXXX to provide a XXXXXXXXXXX compatible device (TBD)

2. XXXXXXXXXXX control system meeting customer XXXXXXXXXXX requirements. System qualification complete (24 months)

3. Support integration of XXXXXXXXXXX data and XXXXXXXXXXX function variables into XXXXXXXXXXX project being developed at HAL (milestones and timing TBD)

4. XXXXXXXXXXX Development - Develop outcome of project number 11 "Create Strategy, Development, and Implementation Plan on Communications XXXXXXXXXXX" (milestones and timing TBD)

5. XXXXXXXXXXX: The development plan associate with XXXXXXXXXXX Project #7 needs to be implemented during this timeframe.

6. Implementation of the Business Plan associated XXXXXXXXXXX from Project #7 in the first 18 months projects will be implemented during this timeframe. It should be noted that components of this project may be completed during the first 18 months, however this note is placed here for clarification/reminder purposes only.

                 PES TECHNOLOGY TRANSFER AND DEVELOPMENT PLAN

                                                CONFIDENTIAL TREATMENT REQUESTED
                                                BY HALLIBURTON COMPANY


E.       System and Process Projects

1. Personnel Knowledge Project Database - This is a database listing that will be created one time. A listing will be made for each PES technical employee identifying major projects on which they worked, products where they have specific technical knowledge and other areas of technical expertise. Deemed complete when all PES technical employees knowledge database is loaded onto the Network.

2.       Methods for communicating and implementing Engineering Change Notices
         (ECN) s for designated products shall be effectively implemented between HES and PES. Deemed complete when plan has been developed and implemented to handle ECN process between HES and PES. This process applies to product manufacturing by HES of PES products, and vice versa.

3. Reporting of development for ongoing projects - A system of monthly reporting and quarterly summaries will be instituted to communicate to HES progress and status of all technology and engineering development projects. Deemed complete when monthly and quarterly reporting occurs . n a regular basis.

F. Technology / Development Projects: Completion (Non SmartWell) & Intervention Products

1. XXXXXXXXXXX IGLS System XXXXXXXXXXX- Develop XXXXXXXXXXX IGLS XXXXXXXXXXX. Deliverable - one working prototype tool available for field run.

2. XXXXXXXXXXX Setting Tool - Develop XXXXXXXXXXX setting tool capable of setting PES intervention plugs and packers (small sizes). Tool should be based on the design concept employed in the existing XXXXXXXXXXX setting tool. Deliverable - at least one successful field run.

3.       XXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXX

         - one working prototype tool available for field run.

4. XXXXXXXXXXX Shifting Tool - Develop XXXXXXXXXXX Shifting Tool XXXXXXXXXXX compatible with Advance XXXXXXXXXXX Head and XXXXXXXXXXX. Deliverable - at least one successful field run of prototype tool.


                 PES TECHNOLOGY TRANSFER AND DEVELOPMENT PLAN

                                                CONFIDENTIAL TREATMENT REQUESTED
                                                BY HALLIBURTON COMPANY


5. XXXXXXXXXXX isolation tools - Develop a XXXXXXXXXXX element system compatible with intervention applications. Project to include development XXXXXXXXXXX if special tools are required. Deliverable- one working prototype tool available for field run.

6. IGLS System XXXXXXXXXXX- Develop a 3 1/2 IGLS System XXXXXXXXXXX XXXXXXXXXXX. Deliverable - one working prototype tool available for field run.

7. XXXXXXXXXXX Bridge Plug - Develop a retrievable bridge plug capable of holding differential pressure XXXXXXXXXXX without damaging the tubing. Deliverable - one working prototype tool available for field run.

                 PES TECHNOLOGY TRANSFER AND DEVELOPMENT PLAN